"EXHIBIT 10.15"


                          PLAN OF COMPLETE LIQUIDATION

                                       OF

                                  IGBF, L.L.C.


     This Plan of Complete Liquidation (the "Plan") of IGBF, L.L.C., a Texas limited liability company (the "Company"), is intended to accomplish the complete liquidation of the Company in conformity with Section 336 of the Internal Revenue Code of 1986, as amended, and is as follows:

     1. This Plan shall be and become effective upon the approval and adoption thereof by the affirmative vote of the holders of two-thirds of the Units of the Company or the execution of a written consent of all the members of the Company to such effect.

     2. After approval and adoption of the Plan by the members, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up thereof.

     3. The Company shall cause written notice by registered mail of its intention to dissolve to be mailed to each known creditor of and claimant against the Company.

     4. The Company shall then proceed to collect its assets, convey and dispose of such of its properties as are not to be distributed in kind to its members, pay, satisfy, or discharge its debts, liabilities, and obligations, or make adequate provision for payment, satisfaction, or discharge thereof, and do all other acts required to liquidate its business and affairs; in case its property and assets are not sufficient to pay, satisfy or discharge all the Company's debts, liabilities, and obligations, the Company shall apply them so far as they will go to the just and equitable payment, satisfaction, or discharge of the debts, liabilities, and obligations or make adequate provision for such application.


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     5.     As soon as practicable, and after paying, satisfying, or discharging all of its debts, liabilities, and obligations, or making adequate provision for payment, satisfaction, and discharge thereof, the Company shall:

          (a) distribute in complete liquidation the remainder of its properties and assets, either in cash or in kind, to its members according to their respective rights and interests (less any assets retained to meet claims, including unascertained or contingent liabilities or expenses, and specifically set aside for that purpose) in complete cancellation or redemption of all outstanding units of the Company;

          (b) withdraw from the jurisdictions in which it is qualified to do business; and

          (c) be formally dissolved in accordance with the laws of the State of Texas.

6. The managers and officers of the Company shall carry out and consummate the Plan, and shall have power to adopt all resolutions, execute all documents, file all papers and take all other action they deem necessary or desirable for the purpose of effecting the sale of the Company's properties and its complete liquidation and dissolution in accordance with the Plan.


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